Exhibit 3.1.1

EXECUTION VERSION

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

DISCOVER FUNDING LLC

This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Discover Funding LLC, a Delaware limited liability company (the “Company”), is made as of May 18, 2025 by Capital One, National Association, a national banking association (“CONA”), as the sole equity member (the “Member”), and Kevin Burns, as the Special Member (as defined on Schedule A hereto), and amends and restates the Limited Liability Company Agreement of the Company, dated May 18, 2015 (the “Original LLC Agreement”), by Discover Bank, a banking corporation chartered under the laws of the State of Delaware (“Discover Bank”), as the sole equity member (the “Prior Member”), and Kevin Burns, as the Special Member (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Prior Member, by execution of the Original LLC Agreement and by causing the filing of the Certificate of Formation of the Company, thereby formed the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), and the Original LLC Agreement. On the date hereof (the “Merger Date”), Discover Bank merged with and into CONA, with CONA being the surviving entity of such merger and, in connection with such merger, Discover Bank assigned all of its right, title, and interest, and delegated all of its duties, obligations, and liabilities, in, to, and under specified Transaction Documents, including the Original LLC Agreement (and Discover Bank’s entire limited liability company interest in the Company), and the Member was admitted to the Company as a substitute member of the Company, pursuant to an Omnibus Securitization Agreements Assignment and Assumption Agreement, dated as of May 18, 2025, among Discover Bank, CONA, and Discover Funding.

The Member confirms that all conditions required to amend and restate the Original LLC Agreement have been satisfied.

The Member, by execution of this Agreement, hereby continues the Company as a limited liability company pursuant to and in accordance with the Act and this Agreement, and the Member and Kevin Burns hereby agree as follows:

Section 1.   Name.

The name of the limited liability company formed by execution of the Original LLC Agreement, and continued without dissolution hereby, is Discover Funding LLC.

Section 2.   Principal Business Office.

The principal business office of the Company shall be located at 800 Prides Crossing, Suite 100, Newark, Delaware 19713, or such other location as may from time to time hereafter be determined by the Member.

Section 3.   Registered Office.

The address of the registered office of the Company in the State of Delaware shall be the address of the registered office set forth in the Certificate of Formation from time to time.

Section 4.   Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be the name and address of the registered agent set forth in the Certificate of Formation from time to time.

Section 5.   Members; Special Member.

(a)  The mailing address of the Member is set forth on Schedule B attached hereto. The Member continues as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b)  Subject to Section 9(j), the Member may act by written consent.

(c)  Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), the person acting as an Independent Director pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as the Special Member and shall continue the Company without dissolution. The Special Member may not resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a new Member or a substitute Special Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. The Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation, conversion or division of the Company. In order to implement the admission to the Company of the Special Member, the person acting as an Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the person acting as an Independent Director pursuant to Section 10 shall not be a member of the Company.

Section 6.   Certificates.

Paul Frost was previously designated as an “authorized person” of the Company within the meaning of the Act, and executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” of the Company ceased, and the Prior Member thereupon became the designated “authorized person” of the Company and continued as the designated “authorized person” of the Company within the meaning of the Act until the Merger Date. On the Merger Date, the Prior Member’s powers as an “authorized person” of the Company ceased, and the Member thereupon became the designated “authorized person” of the Company and shall continue as the designated “authorized person” of the Company within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The Member or an Officer shall also execute, deliver and file any application or similar document necessary for the Company to obtain any license or registration required to conduct its business in any jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.   Purposes.

(a)  The purpose to be conducted or promoted by the Company is to engage in the following business and financial activities:

(i)

purchasing or otherwise acquiring as purchaser from and/or acquiring by contribution to the capital of the Company by the Member or Prior Member and their affiliates or trusts formed by the Member or Prior Member or their affiliates, and performing obligations under, one or more agreements pursuant to which the Company may purchase, receive contributions of or otherwise acquire from time to time credit card receivables (or interests therein), recoveries and collections related to such credit card receivables, any rights of the applicable Account Owner and its affiliates related to such credit card receivables and any and all proceeds of the foregoing (“Credit Card Assets”);

(ii)	owning, holding, selling, assigning, transferring, pledging, granting security interests in or otherwise exercising ownership rights with respect to Credit Card Assets;

(iii)	acquiring, owning, holding, transferring, assigning, pledging, selling or otherwise dealing with any interests in an Issuer or Securities issued by an Issuer;

(iv)

owning equity interests in, and acting as a member, manager or limited partner of, other limited liability companies or partnerships whose purposes are restricted to those set forth in clauses (i) through (iii) above;

(v)	issuing or selling Securities;

(vi)	acting as settlor or depositor of one or more Delaware statutory trusts or common law trusts (each, an “Issuer”) formed to issue Securities;

(vii)	establishing any reserve account, spread account or other credit enhancement or any other account for the benefit of any Securities;

(viii)	transferring or investing any income and any proceeds from Credit Card Assets;

(ix)

preparing, executing and filing with the Securities and Exchange Commission any documents, including without limitation registration statements, amendments to registration statements, Form 8-Ks, Form 10-Ks, Form 10-Ds, Form ABS-15Gs, annual reports, letters or agreements, relating to Securities;

(x)	preparing any private placement memoranda relating to Securities to be offered or sold privately;

(xi)	serving as a “general partner” or “tax matters” partner of an Issuer for federal, state or local tax purposes;

(xii)	issuing limited liability company interests as provided for herein;

(xiii)

entering into and performing obligations under limited liability company agreements, partnership agreements, underwriting agreements, purchase agreements and other agreements reasonably related to transactions described in clauses (i) through (xii) above, including without limitation, any interest rate hedge agreements, transfer agreements, sale agreements, trust agreements, note purchase agreements, insurance agreements, placement agreements, indemnity agreements, servicing agreements, pooling agreements or lockbox or controlled account agreements, and any amendments to any of the foregoing or all documents similar to the foregoing (all such agreements, as amended, restated, supplemented or otherwise modified from time to time, the “Transaction Documents”);

(xiv)	entering into financing arrangements with the Member or any Affiliate of the Member; and

(xv)

engaging in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b)  The Member and the Special Member hereby acknowledge that the Company, prior to the Merger Date, by or through the Prior Member, or any Director or Officer on behalf of the Company at any such time, was authorized to execute, deliver and perform the Transaction Documents, as in effect at any such time, and all documents, agreements, certificates or financing statements contemplated thereby or related thereto (and such execution, delivery and performance is hereby approved and ratified), all without any further act, vote or approval of any other Person notwithstanding any other provision of the Original LLC Agreement, the Act or applicable law, rule or regulation. The Company is hereby authorized to execute, deliver and perform, and the Member or any Director or Officer on behalf of the Company are hereby authorized to execute and deliver, the Transaction Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Director or Officer to enter into other agreements on behalf of the Company.

Section 8.   Powers.

Subject to Section 9(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.   Management.

(a)  Board of Directors. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 10. The initial number of Directors as of the Merger Date shall be six (6), at least one of which shall be an Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation or removal. Each Director shall execute and deliver the Directors’ Agreement. Directors need not be a Member. Upon the effectiveness of this Agreement, the Directors who constitute the Board shall be the Persons listed as Directors on Schedule D on the date hereof. All Persons designated as Directors prior to the effectiveness of this Agreement who are not listed as Directors on Schedule D on the date hereof are hereby removed as Directors on the date hereof, and all Persons designated as Directors on Schedule D as Directors on the date hereof who were not designated as Directors by the Prior Member are hereby designated as Directors. Schedule D may be updated from time to time by the Member, the Directors or Officers to reflect changes in the composition of the Board effected in accordance with the provisions of this Agreement, and any such update shall not constitute an amendment to this Agreement.

(b)  Powers. Subject to Section 9(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7 and Section 9(j), the Board of Directors has the authority to bind the Company.

(c)  Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than three days’ notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

(d)  Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

(e)  Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or other communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or other communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)  Committees of Directors.

(i)

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)

Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(iv)	For the avoidance of doubt, any committee of the Board shall not have any power or powers prohibited the Board under Section 9(j).

(g)  Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h)  Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal may be filled by action of the Member.

(i)  Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

(j)  Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)

The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 29 or 31 or Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Director). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

(iii)

Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Member and the Board (including the Independent Director), take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director then serving in such capacity and all such Independent Directors have consented to such Material Action.

(iv)

The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that, subject to the terms of the Transaction Documents, the Company shall not be required to preserve any such right or franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition is satisfied. The Board also shall cause the Company to:

(A)

conduct business in its own name and have its own business office (which, however, may be within the premises of and leased from the Member) at which will be maintained its own separate limited liability company books and records;

(B)	observe all requirements of the Delaware Limited Liability Company Act, the Company’s certificate of formation and this Agreement;

(C)	compensate all consultants and agents for services provided to it by such consultants and agents, and pay its own liabilities and expenses out of its own funds;

(D)	readily identify and allocate any sharing of overhead expenses between the Company and the Member;

(E)	preserve its limited liability company form and hold itself out to the public and all other Persons as a separate legal entity from the Member and all other Persons;

(F)

strictly observe and maintain separate financial records which are and will continue to be maintained to reflect its assets and liabilities which will be subject to audit by independent public accountants;

(G)	declare and pay all distributions in accordance with law, the provisions of its organic documents, and the provisions of the Transaction Documents;

(H)

maintain its assets and liabilities in such a manner that its individual assets and liabilities can be readily and inexpensively identified from those of the Member or any other Person, including any other subsidiary or Affiliate of the Member;

(I)	maintain its own books of account and records separate from the Member or any other subsidiary or Affiliate of the Member;

(J)

avoid commingling or pooling of its funds or other assets or liabilities with those of the Member or any other subsidiary or Affiliate of the Member, except with respect to the temporary commingling of collections and except with respect to the Member’s retention of certain books and records of the Company and except to the extent that the provisions of the Transaction Documents permit such commingling;

(K)

maintain its own accounts, if any, and properly reflect in its financial records all monetary transactions between it and the Member or any other subsidiary or Affiliate of the Member or any other Person;

(L)	maintain an arm’s length relationship with its Affiliates and the Member;

(M)	not hold out its credit or assets as being available to satisfy the obligations of others and correct any known misunderstandings regarding its status as a separate entity;

(N)	use separate stationery, invoices and checks, if any;

(O)	except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person;

(P)	allocate fairly and reasonably any overhead for shared office space;

(Q)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; and

(R)

cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(v)	So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

(A)	except as contemplated by the Transaction Documents, guarantee any obligation of any Person, including any Affiliate;

(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Transaction Documents or this Section 9(j);

(C)	incur, create or assume any indebtedness other than as expressly permitted hereunder and under the Transaction Documents;

(D)

make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Transaction

Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions;

(E)

to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents; or

(F)	except as contemplated by Section 7(a) and/or the Transaction Documents, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

Section 10.  Independent Director.

So long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including the Member and the Company’s respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of the Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as the Independent Director by a written instrument, which may be a counterpart signature page to the Directors’ Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising his rights and performing his duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. The Independent Director shall not at any time serve as trustee in bankruptcy for the Company or any Affiliate of the Company. The Independent Director of the Company on the date hereof continues to be Kevin Burns.

Section 11.  Officers.

(a)  Officers. Upon the effectiveness of this Agreement, the Officers of the Company shall be the Persons listed as Officers on Schedule E on the date hereof. All Persons designated as Officers prior to the effectiveness of this Agreement who are not listed as Officers on Schedule E on the date hereof are hereby removed as Officers on the date hereof, and all Persons designated as Officers on Schedule E as Officers on the date hereof who were not designated as Officers by the Prior Member are hereby designated as Officers. Schedule E may be updated from time to time by the Member, the Directors or Officers to reflect changes in the Officers effected in accordance with the provisions of this Agreement, and any such update shall not constitute an amendment to this Agreement. Additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Chief Executive Officer, a

Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents and Assistant Secretaries. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

(b)  President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c). The President shall be deemed to be the “principal executive officer” of the Company.

(c)  Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, including for the avoidance of doubt any Assistant Vice President, if any (or in the event there be more than one Vice President or Assistant Vice President, the Vice Presidents or Assistant Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, including for the avoidance of doubt any Assistant Vice President, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d)  Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e)  Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The

Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Treasurer shall be deemed to be the “principal financial officer,” the “principal accounting officer” and the “senior officer in charge of securitization” of the Company.

(f)  Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)  Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12.  Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Section 13.  Capital Contributions.

The Member hereby acknowledges that the Prior Member contributed to the Company property of an agreed value as listed on Schedule B attached to the Original LLC Agreement, which contributed property remains of such agreed value as listed on Schedule B attached hereto. In accordance with Section 5(c), the Special Member shall not be required to make any capital contributions to the Company.

Section 14.  Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time. The provisions of this Section 14, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.   Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 16.  Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Transaction Document.

Section 17.  Books and Records.

The Company, under the direction of the Board, shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Company under the direction of the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18.  Reports.

(a)  Within 60 days after the end of each fiscal quarter, the Company shall prepare or cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i)	unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii)	unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b) The Company shall use diligent efforts to cause to prepare and mail to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(i)	a balance sheet of the Company;

(ii)	an income statement of the Company for such fiscal year; and

(iii)	a statement of the Member’s capital account.

(c)  The Company shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year. Nothing in this Section 18 shall limit the Company from hiring a person or company to perform its bookkeeping, accounting or other related services.

Section 19.  Other Business.

The Member, the Special Member and any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.  Exculpation and Indemnification.

(a)  To the fullest extent permitted by law, neither the Member nor the Special Member nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

(c)  To the fullest extent permitted by applicable law, expenses (including legal fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such claim to the fullest extent permitted by applicable law) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the

Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

(d)  A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

(f)  The indemnification provided by this Section 20 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, by-law, agreement, vote of the Member or of disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be member of the Board, officer, member, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.

(g)  The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

(h)  To the fullest extent permitted by law, until the date which is one year and one day after the date on which no Obligation remains outstanding, each of the Covered Persons, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the Covered Person by the Company, shall be deemed to agree by such Covered Person’s acceptance of the rights and benefits provided by Section 20 (A) not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and (B) not to join with or cooperate or encourage any other Person to do any of the foregoing.

Section 21.  Assignments.

Subject to Section 23, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Transaction Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22.  Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Transaction Documents and, if any rated Securities are outstanding, if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.  Admission of Additional Members.

One or more additional Members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any rated Securities remain outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

Section 24.  Dissolution and Termination.

(a)  Subject to Section 9(j), and the following sentence, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b)  Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or the Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c)  Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the Special Member, or the occurrence of an event that causes the Member or the Special Member to cease to be a member of the Company.

(d)  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e)  The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company (including all Obligations of the Company), shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25.  Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26.  Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Member except for the provisions of Sections 5(c), 9(j), 10, 20(b), 21, 22, 23, 24(b) and (c), 26 and 31(b) (such provisions, the “Third-Party Benefit Provisions”). Nothing in this Agreement other than the Third-Party Benefit Provisions shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29 and except for the Third-Party Benefit Provisions).

Section 27.  Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.  Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.  Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms. In addition, the Independent Director shall be an intended beneficiary of this Agreement.

Section 30.  Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

Section 31.  Amendments.

Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless (a) such amendment shall not, as evidenced by an Opinion of Counsel or Officer’s Certificate, materially and adversely affect the interests of the holders of any outstanding Obligation or (b) the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the Transaction Documents.

Notwithstanding any other provision of this Agreement, Schedule B hereto may be amended without the prior written consent of any party.

Section 32.  Counterparts.

. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which, when executed, shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 33.  Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34.  Effectiveness.

This Agreement amends and restates the Original LLC Agreement, and shall be effective, as of the Merger Date. Prior to the Merger Date, the Original LLC Agreement shall remain in full force and effect and is in all respects ratified and confirmed. Upon the effectiveness of this Agreement on the Merger Date, the terms and provisions of the Original LLC Agreement are hereby amended and restated in their entirety by this Agreement and, to the fullest extent permitted by law, each reference to the Original LLC Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement as of the 18th day of May, 2025.

MEMBER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Franco E. Harris
Name: Franco E. Harris
Title: Managing Vice President,
Corporate Treasury, Treasurer

S-1	LLC Agreement

SPECIAL MEMBER:

/s/ Kevin Burns
Name: Kevin Burns

S-2	LLC Agreement

SCHEDULE A

Definitions

A.	Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Account” has the meaning set forth in the respective transfer agreement, sale agreement, purchase agreement or pooling agreement comprising a Transaction Document, as applicable.

“Account Owner” means (i) on and after the Merger Date, CONA, as the issuer of a credit card relating to an Account pursuant to a Credit Agreement and (ii) prior to the Merger Date, Discover Bank and its successors and assigns, as the issuer of a credit card relating to an Account pursuant to a Credit Agreement.

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term “controlled” shall have a meaning correlative to the foregoing.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated, or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on May 18, 2015, as amended or amended and restated from time to time.

“Company” means Discover Funding LLC, a Delaware limited liability company.

“CONA” has the meaning set forth in the preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20(a).

“Credit Agreement” has the meaning set forth in the respective transfer agreement, sale agreement, purchase agreement or pooling agreement comprising a Transaction Document, as applicable.

“Credit Card Assets” has the meaning assigned to such term in Section 7(a)(i).

“Discover Bank” has the meaning set forth in the preamble to this Agreement.

“Directors” means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Directors, in their capacity as managers of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(12) of the Act.

“Directors’ Agreement” means the agreement of the Directors in the form attached hereto as Schedule C. The Directors’ Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Independent Director” means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company or any of its Affiliates); (ii) a customer or supplier the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

“Issuer” has the meaning assigned to such term in Section 7(a)(vi).

“Material Action” means to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a voluntary bankruptcy petition or other petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action.

“Member” means Capital One, National Association, as the member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Member.

“Merger Date” has the meaning set forth in the preamble to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Obligations” shall mean any Securities and the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Transaction Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

“Opinion of Counsel” means a written opinion of counsel whom may be an employee of or counsel to the Company or an Affiliate of the Company.

“Original LLC Agreement” has the meaning set forth in the preamble to this Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” means any nationally recognized statistical rating organization hired by the Member that is currently rating any Security.

“Rating Agency Condition” means, with respect to any event or circumstance and (a) with respect to Moody’s or S&P if Moody’s or S&P is currently rating any Security, written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by Moody’s or S&P, as applicable, that the occurrence of such event or circumstance will not cause it to downgrade or withdraw its rating assigned to any of the Securities or (b) with respect to any Rating Agency other than Moody’s or S&P and with respect to Moody’s and S&P if Moody’s or S&P (x) is currently rating any Security and (y) has notified the Company that it, as a policy matter, will not provide written confirmation of its ratings, that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will itself cause it to downgrade, qualify or withdraw its rating assigned to the Securities.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Securitization Entity” means any bankruptcy remote special purpose trust, limited liability company or other entity formed for the purpose of issuing one or more classes or series of Securities.

“Security” means any rated or unrated bond, note, certificate or other security, instrument or evidence of indebtedness or interest issued by a Securitization Entity in a public or private transaction and collateralized or secured by or evidencing an interest in Credit Card Assets or other Securities.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Third-Party Benefit Provisions” has the meaning assigned to such term in Section 26.

“Transaction Documents” has the meaning assigned to such term in Section 7(a)(xiii).

B.	Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Member

Name	Mailing Address	Agreed Value of Capital Contribution	Limited Liability Company Interest
Capital One, National Association	1680 Capital One Drive, McLean, Virginia 22102	$1,000	100%

B-1

SCHEDULE C

Amended and Restated Directors’ Agreement

May 18, 2025

Capital One, National Association

1680 Capital One Drive

McLean, Virginia 22102

Discover Funding LLC

800 Prides Crossing, Suite 100

Newark, Delaware 19713

Re: Directors’ Agreement – Discover Funding LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as Directors of Discover Funding LLC, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 18, 2025, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1.  Each of the undersigned accepts such person’s rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Director is designated or until such person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.  Until the date which is one year and one day after the date on which no Obligation (as defined in the LLC Agreement) remains outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, (A) not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and (B) not to join with or cooperate or encourage any other Person to do any of the foregoing.

C-1

3.  THIS DIRECTORS’ AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Directors’ Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Directors’ Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Directors’ Agreement as of the day and year first above written.

Shifra C. Kolsky

Li Ma

Efie Vainikos

Franco Harris

Eric Bauder

Kevin Burns

C-2

SCHEDULE D

DIRECTORS

1.	Shifra C. Kolsky

2.	Li Ma

3.	Efie Vainikos

4.	Franco Harris

5.	Eric Bauder

6.	Kevin Burns

D-1

SCHEDULE E

OFFICERS	TITLE

Li Ma	Chief Executive Officer and President

Patricia S. Hall	Vice President, Chief Financial Officer and Treasurer

Efie Vainikos	Vice President and Secretary

Ivan Petaev	Vice President and Assistant Treasurer

Lisa Weisglass	Vice President, Tax

Franco Harris	Assistant Vice President

Eric Bauder	Assistant Vice President

Jeremy Potts	Assistant Vice President, Accounting

Gina Chereck	Assistant Secretary

Kevin Coleman	Assistant Secretary

Amy Kiley	Assistant Secretary

Susan O’Banion	Assistant Secretary

Anthony Siebers	Assistant Secretary

Blaise Brennan	Assistant Secretary

E-1